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                                                                    Exhibit 99.2

                                                               EXECUTION VERSION

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of October 1, 2005, between VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), and MONTGOMERY BANNERMAN ("Employee"), an individual resident of the State of Florida.

     1. TERM. The term (the "Term") of this Agreement shall begin on the date hereof (the "Effective Date") and shall continue in effect until the termination of the Employee's employment hereunder; provided, however, the obligations and covenants of the Company and the Employee hereunder that are to be performed or observed following such termination shall survive the expiration of the Term.

     2. EMPLOYMENT AND DUTIES. The Employee shall serve as the Company's Chief Executive Officer, reporting to the Company's Board of Directors (the "Board") and shall have such powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with Employee's position as the chief executive officer of the Company. The Company shall provide Employee with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to Employee's position.

     3. COMPENSATION.

          3.1 SALARY. For all services to be rendered by Employee pursuant to this Agreement, the Company hereby agrees to pay Employee a base salary at an annual rate per year of $325,000 (the "Base Salary"), payable in accordance with the Company's payroll practices in effect from time to time. The Base Salary shall be reviewed from time to time in the discretion of the compensation committee of the Board. Any increase in Base Salary or other compensation granted by the compensation committee of the Board shall in no way limit or reduce any other obligation of the Company hereunder. Once established at an increased specified rate, the Base Salary hereunder shall not thereafter be reduced without the consent of Employee, and the term Base Salary used herein shall refer to the Base Salary as so increased.

          3.2 BONUS. In addition to his Base Salary, in the discretion of the Board, Employee may be awarded for each calendar year during the Term an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of the Company or otherwise on terms no less favorable than those awarded to other executive officers of the Company.

     4. OPTION. On January 2, 2006, the Company shall grant to Employee pursuant to the Company's 1999 Stock Incentive Plan, as amended (the "Incentive Plan"), a ten-year, non-qualified stock option (the "Option") to purchase 250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price equal to the higher of $1.25 or the Fair Market Value (as defined in the Incentive Plan) of the Common Stock on such date. The Option shall vest and first become exercisable with

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respect to 62,500 shares of the underlying Common Stock on each of August 1,
2006, August 1, 2007, August 1, 2008 and August 1, 2009.

     5. BENEFITS. Employee shall be entitled to all benefits and conditions of employment provided by the Company to its executive officers, including, without limitation, insurance, participation in the Company's vacation policy, and participation in any stock option or incentive compensation plans, pension, profit sharing or other retirement plans, subject (in each case) to the terms of such plans and any provisions, rules, regulations and laws applicable to such plans.

     6. REIMBURSEMENT FOR BUSINESS EXPENSES. Employee shall be reimbursed for all reasonable out-of-pocket business expenses incurred by him in the direct performance of his duties during his employment with the Company pursuant to the terms of this Agreement and in accordance with the Company's policies in effect from time to time. All requests for reimbursement shall be substantiated by invoices and other pertinent data reasonably satisfactory to the Company.

     7. PERFORMANCE. Employee shall devote all of his working time and efforts to the business and affairs of the Company and to the diligent performance of the duties and responsibilities assigned to him pursuant to this Agreement, except for vacations, weekends and holidays. Notwithstanding the foregoing, Employee may render charitable, civic and outside board services so long as such services do not materially interfere with Employee's ability to discharge his duties, including, without limitation, such outside services as Employee is currently performing.

     8. COVENANTS.

          8.1. CONFIDENTIAL INFORMATION; TRADE SECRETS. As used in this Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than: (i) Trade Secrets (as hereinafter defined); (ii) information contained in any publicly available press release, a regulatory filing or other public communication which is otherwise in the public domain on the date of this Agreement; (iii) information that hereafter enters the public domain through no action on the part of Employee; (iv) information that is known by Employee or becomes available to him from a source other than the Company or any of its affiliates, provided that such information was not obtained as a result of a breach of any confidentiality obligation by the source of such information; (v) information that was already in the possession of Employee prior to the date hereof and which was not acquired from the Company or any of its affiliates; or (vi) information obtained from discovery in a legal proceeding, but only to the extent such information is used in such a proceeding. "Confidential Information" shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the


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Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (B) is subject of efforts that are reasonable under the circumstances to maintain its secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

          8.2. NON-DISCLOSURE. Employee will be exposed to Trade Secrets and Confidential Information as a result of his employment by the Company as provided in this Agreement. Employee acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of Employee's right to employment (or continued employment) under the terms of this Agreement, except as appropriate in connection with the performance of his obligations under this Agreement, Employee shall not, without the express prior written consent of an executive officer of the Company other than Employee, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two (2) years immediately following any termination of Employee's employment hereunder; and (ii) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. Employee agrees to cooperate with any reasonable confidentiality requirements of the Company. Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.

          8.3. NON-COMPETITION. Employee shall not, either directly or indirectly, alone or in partnership, manage, control, operate or own any business that is substantially similar to the business of the Company in any geographic area of the United States of America (a "Competing Business") during the Term and, if Employee's employment with the Company shall be terminated hereunder (other than termination pursuant to Section 12.2 or Section 12.4 hereof), during the one (1) year period immediately following such termination, except that Employee may own up to three percent (3%) of the outstanding securities of a Competing Business the securities of which are registered with the Securities and Exchange Commission if such Competing Business is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          8.4. NON-SOLICITATION. For a period of one (1) year immediately following any termination of Employee's employment hereunder (other than a termination pursuant to Section 12.2 or Section 12.4 hereof), Employee will not solicit, or participate in any solicitation of, the suppliers, employees or representatives of the Company (or any of its


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subsidiaries or affiliated companies) to breach any contract with the Company, terminate any relationship with the Company or leave the Company.

          8.5 NON-INTERFERENCE. For a period of one (1) year immediately following any termination of Employee's employment hereunder (other than termination pursuant to Section 12.2 or Section 12.4 hereof), Employee shall not, directly of indirectly interfere with or impede the relationship of the Company, its subsidiaries or affiliates with any Customer (as hereinafter defined) or induce or encourage any customer to cease doing business with, or materially reduce the business done with, the Company, its subsidiaries or affiliates, as the case may be. For purposes of this Agreement, customers shall be limited to actual customers or actively-sought prospective customers of the Company or any subsidiary or affiliate of the Company with whom the Employee has had substantial contact at any time during Employee's employment with the Company.

          8.6 NON-DISPARAGEMENT. Employee agrees not to take any action or say anything to any person during the Term or during the one (1) year period immediately following any termination of Employee's employment hereunder that:
(i) criticizes or disparages the Company, any of its subsidiaries or affiliates or their respective management teams, boards of directors, or practices, services or products; (ii) disrupts or impairs the normal, ongoing business operations of the Company or any of its subsidiaries or affiliates; or (ii) harms the Company's reputation with its employees, customers, suppliers, investors or the public.

          8.7 NON-INTERFERENCE WITH CORPORATE CONTROL. For a period of one (1) year immediately following any termination of Employee's employment hereunder (other than termination pursuant to Section 12.2 or Section 12.4 hereof), Employee shall not take any action with respect to or in connection with, or otherwise engage in, directly or indirectly, any efforts to: (i) acquire or change control of the Company in any manner, including, without limitation, through changes in the Company's security ownership, management or Board; (ii) engage in any proxy contest or contest for control of the Company, whether pursuant to Section 14 of the 1934 Act or otherwise; (iii) nominate for election, appoint, elect or remove any member of the Board; (iv) acquire beneficially ownership of more than five percent (5%) of the Company's outstanding voting securities, with beneficial ownership determined in accordance with Section 13(d) of the 1934 Act; or (v) otherwise assist or induce any person or entity to do any of the foregoing.

          8.8 COOPERATION. For a period of one (1) year immediately following any termination of Employee's employment hereunder (other than termination pursuant to Section 12.2 or Section 12.4 hereof) and consistent with Employee's duties and obligations to any employer or business entity with which he is then employed, associated, affiliated or involved, Employee agrees to make himself available to the Company, at reasonable times and places, and subject to non-interference with Employee's then employment or business activities, to provide information to it concerning his direct knowledge of any aspect of any litigation, arbitration, investigation, governmental proceeding or other proceeding involving the Company in respect of work performed or services rendered by Employee while he was


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employed by the Company. In addition, the Company agrees to reimburse Employee for all out-of-pocket expenses incurred by him, including reasonable travel expenses.

          8.9 RETURN OF COMPANY PROPERTY. Promptly upon any termination of Employee's employment for any reason, and in no event later than three (3) days thereafter, Employee will return to the Company any and all property of the Company, its subsidiaries or affiliates which is in Employee's possession or subject to Employee's control, including, without limitation, keys, credit and identification cards, computers, files, personal items and equipment provided to Employee for Employee's use, together with all written or recorded materials, documents, computer discs, plans, records, notes or other papers relating to the affairs of the Company, its subsidiaries or affiliates, but excluding any such documents relating to Employee's compensation and benefits.

     9. CERTAIN DEFINITIONS.

          9.1. ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation: (i) Base Salary; (ii) reimbursement for reasonable and necessary expenses incurred by Employee on behalf of the Company during the period ending on the Termination Date; (iii) vacation pay; (iv) bonuses, including, without limitation, any Annual Bonus, and incentive compensation; and (v) all other amounts to which Employee is entitled under any compensation plan of the Company at the times such payments are due.

          9.2. BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean Employee's annual Base Salary at the highest rate in effect on, or at any time during the ninety (90) day period prior to, the Termination Date and shall include all amounts of Employee's Base Salary that are deferred under any qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

          9.3. CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if Employee has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that Employee: (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from Employee's incapacity due to physical or mental illness or from Employee's assignment of duties that would constitute "Good Reason" (as hereinafter defined) following a "Change in Control" (as hereinafter defined)) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Employee specifying the manner in which Employee has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that
(A) where Employee has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be


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deemed to have been for Cause and Employee shall be entitled to all the benefits provided by Section 10.1(ii) hereof from and after the date on which the prosecution of Employee has been dismissed or a judgement of acquittal has been entered, whichever shall first occur; and (B) no termination of Employee's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to Employee a copy of a written notice setting forth that Employee was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) Employee shall have been provided an opportunity to be heard in person by the Board (with the assistance of Employee's counsel if Employee so desires). No act, or failure to act, on Employee's part shall be considered "intentional" unless Employee has acted or failed to act with a lack of good faith and with a lack of reasonable belief that Employee's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. Any termination of Employee's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 9.3.

          9.4. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall have occurred if:

               (i) a majority of the directors of the Company shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Board, or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

               (ii) a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person (other than the Company, a subsidiary of the Company or Employee) or Group (as defined below), which Group does not include Employee; or

               (iii) there shall have occurred:

                    (A) a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);


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                    (B) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property;

                    (C) the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

                    (D) the liquidation or dissolution of the Company;

unless more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by Employee or a Group that includes Employee.

          9.5. GROUP. For purposes of this Agreement, "Group" shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

          9.6. DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs Employee's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and Employee has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

          9.7. GOOD REASON.

               9.7.1. For purposes of this Agreement, "Good Reason" shall mean a good faith determination by Employee, in Employee's sole and absolute judgment, that any one or more of the following events has occurred, without Employee's express written consent:

                    (i) the assignment to Employee of any duties inconsistent with Employee's position (including, without limitation, status, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the date of such assignment, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Employee;

                    (ii) a reduction by the Company in Employee's Base Salary, as the same may be increased from time to time, without Employee's consent or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which Employee is covered immediately prior to the Termination Date which adversely affects Employee;


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                    (iii) any failure to pay Employee any compensation or
benefits to which he is entitled within five (5) days of the date due after notice of the failure to so pay is given by Employee;

                    (iv) the Company's requiring Employee to be based anywhere other than within fifty (50) miles of Employee's job location as of the date hereof, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the date hereof;

                    (v) the taking of any action by the Company that would materially adversely affect the physical conditions existing in or under which Employee performs his employment duties;

                    (vi) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy by the Company;

                    (vii) any purported termination of Employee's employment for Cause by the Company which does not comply with the terms of Section 9.3 hereof; or

                    (viii) any breach by the Company of any provision of this Agreement.

               9.7.2. Employee's right to terminate his employment pursuant to this Section 9 shall not be affected by his incapacity due to physical or mental illness.

          9.8. NOTICE OF TERMINATION. For purposes of this Agreement, "Notice of Termination" shall mean a written notice of termination from the Company of Employee's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          9.9. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean, in the case of Employee's death, his date of death, in the case of Employee's voluntary termination, the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 13.1 hereof), the date specified in the Notice of Termination; provided, however, that if Employee's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to Employee; and provided further that in the case of Disability Employee shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.


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     10. BENEFITS AND PAYMENTS UPON TERMINATION OF EMPLOYMENT.

          10.1. COMPENSATION AND BENEFITS. If Employee's employment with the Company shall be terminated hereunder, Employee shall be entitled to the following compensation and benefits in the following circumstances, and subject to Section 10.3 below:

               (i) If Employee's employment with the Company shall be terminated
(A) by the Company for Cause or Disability; (B) by reason of Employee's death; or (C) by Employee pursuant to Section 12.3 hereof, then the Company shall pay to Employee all Accrued Compensation.

               (ii) If Employee's employment with the Company shall be terminated (A) by the Company pursuant to Section 12.2 hereof or (B) by Employee pursuant to Section 12.4 hereof, then Employee shall be entitled to the following:

                    (1) the Company shall pay Employee all Accrued Compensation;

                    (2) the Company shall pay Employee as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to:

                         (A) two (2) times the Base Amount, if Employee's
                    employment with the Company is terminated by Employee pursuant to Section 12.4 hereof, or

                         (B) the Base Amount, if Employee's employment with the
                    Company is terminated by the Company pursuant to Section
                    12.2 hereof before a Change of Control; or

                         (C) two (2) times the Base Amount, if Employee's
                    employment with the Company is terminated by the Company pursuant to Section 12.2 hereof after a Change of Control.

                    (3) for a period of (A) twenty-four (24) months immediately following the Date of Termination, if Employee's employment with the Company is terminated by Employee pursuant to Section 12.4 hereof, (B) twelve (12) months immediately following the Date of Termination, if Employee's employment with the Company is terminated by Employee pursuant to Section 12.2 hereof prior to a Change of Control, (C) twenty-four (24) months immediately following the Date of Termination, if Employee's employment with the Company is terminated by Employee pursuant to Section 12.2 hereof after a Change of Control , or (D) such longer period as may be provided by the terms of the appropriate program, practice or policy, the Company shall, at its expense, continue on behalf of Employee and his dependents and beneficiaries the life insurance,


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disability, medical, dental and hospitalization benefits generally made available to the Company's executive officers at any time during the 90-day period prior to the Termination Date or at any time thereafter, provided that
(i) the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Employee than the coverages and benefits required to be provided hereunder, and (ii) this clause (3) shall not be interpreted so as to limit any benefits to which Employee or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits; and

                    (4) if Employee's employment with the Company terminates following a Change of Control (pursuant to either Section 12.2 or Section 12.4), the restrictions on any outstanding incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options (including, without limitation, the Option), warrants and stock appreciation rights granted to Employee on or prior to the date of this Agreement (the "Incentive Awards") shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such Incentive Awards must be exercised following Employee's termination of employment or provision of services to the Company, all such Incentive Awards may be exercised at any time and from time to time until the one (1) year anniversary of the Termination Date.

                    (5) Notwithstanding anything herein to the contrary, if Employee's employment with the Company is terminated by the Company pursuant to
Section 12.2 hereof before a Change of Control and Employee can reasonably demonstrate that such termination was (i) at the request of a third party who has indicated an intention, or has taken steps reasonably calculated, to effect a Change of Control or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control, which actually occurs, then such termination shall be deemed for all purposes of this Agreement to have occurred after such Change of Control.

               (iii) The amounts provided for in Section 10.1(i) shall be payable to Employee in a lump-sum on the Termination Date, and the amounts provided for in Section 10.1(ii) shall be payable to Employee in substantially equal semi-monthly installments during (A) a twenty-four (24) month period commencing on the Termination Date, if Employee's employment with the Company is terminated by Employee pursuant to Section 12.4 hereof, (B) a twelve (12) month period commencing on the Termination Date, if Employee's employment with the Company is terminated by the Company pursuant to Section 12.2 hereof prior to a Change of Control, or (C) a twenty-four (24) month period commencing on the Termination Date, if Employee's employment with the Company is


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terminated by the Company pursuant to Section 12.2 hereof after a Change of
Control, and otherwise in accordance with the Company's payroll practices in effect from time to time.

               (iv) Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in Section 10.1(ii)(3).

          10.2. NO SEVERANCE. The severance pay and benefits provided for in this Section 10 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement.

          10.3. OTHER COMPENSATION AND BENEFITS. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

          10.4 TERMINATION OF COMPANY'S OBLIGATIONS UNDER SECTION 10. Without intending to limit the remedies available to the Company for a breach by Employee of the provisions of Section 8 hereof, in the event that Employee breaches any of the provisions of Section 8 hereof, then the Company shall give written notice thereof to Employee in accordance with Section 15 hereof, and if such breach is capable of being cured and Employee fails to cure such breach within five (5) days after his receipt of such notice, then: (i) the Company shall be relieved of its obligation to make any payments or provide any benefits to Employee pursuant to this Section 10.1 hereof; and (ii) the Incentive Awards (to the extent vested and not exercised) shall immediately terminate.

     11. GROSS-UP PAYMENTS.

          11.1. ADDITIONAL PAYMENTS. Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 11.1, if it shall be determined that Employee is


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entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to Employee such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          11.2 DETERMINATION. Subject to the provisions of Section 11.3, all determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally-recognized accounting firm selected by the Company and reasonably acceptable to Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Employee within fifteen
(15) business days of the receipt of notice from Employee that there has been a Payment, or such earlier times as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by the Company to Employee within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the accounting Firm shall be binding upon the Company and Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 11.3 and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee.

          11.3 INTERNAL REVENUE SERVICE CLAIM. Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;


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

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee on an interest-free basis and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          11.4 REFUNDS. If, after the receipt by Employee of an amount advanced by the Company pursuant to Section 11.3, Employee becomes entitled to receive any refund with respect to such claim, then Employee shall (subject to the Company's complying with the requirements of Section 11.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to Section 11.3, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     12. TERMINATION. Employee's employment hereunder may be terminated without any breach of this Agreement only in accordance with this Section 12.

          12.1. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Employee's employment with the Company at any time for Cause by providing to Employee a Notice of Termination, whereupon Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          12.2. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment with the Company at any time (before or after a Change of Control) without Cause by providing to Employee a Notice of Termination, whereupon Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          12.3. TERMINATION BY EMPLOYEE. Employee's employment with the Company may be terminated by Employee at any time by providing the Company with notice of such termination and specifying in the notice the effective date of such termination, which shall not be less than one hundred twenty (120) days after giving such notice, whereupon Employee's employment with the Company shall terminate on the date specified in such notice and Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof; provided, however, that following receipt of such notice, the Company may specify, in its discretion, the date on which Employee's employment shall terminate so long as the date so specified is not more than one hundred twenty (120) days after the date on which Employee shall have given notice, in which case Employee's employment shall terminate on the date so specified by the Company.

          12.4. TERMINATION BY EMPLOYEE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL. For a one (1) year-period following a Change of Control, Employee's employment with the Company may be terminated by Employee for Good Reason at any such time during such one (1) year-period by providing the Company with a notice of such termination and specifying in the notice the effective date of such termination, whereupon Employee's employment shall terminate on the date specified in such notice and Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          12.5. TERMINATION UPON DISABILITY. The Company may terminate Employee's employment upon the Disability of Employee by providing to Employee a Notice of Termination, whereupon Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          12.6. DEATH. In the event of Employee's death during his employment hereunder, Employee's employment shall be automatically terminated, whereupon Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

     13. SUCCESSORS AND ASSIGNS.

          13.1. ASSUMPTION AND AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment with the Company had been terminated pursuant to Section 12.2 hereof, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 13.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          13.2. RIGHTS OF EMPLOYEE. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devise, legatee or other designee or, if there be no such designee, to Employee's estate.

     14. INJUNCTIVE RELIEF. The Company and Employee agree that damages are an inadequate remedy for, and that the Company or any successor to the business of the Company would be irreparably harmed by, any breach of Section 8 of this Agreement, and that the Company, any successor to the business of the Company or any permitted assignee of the Company shall be entitled to equitable relief in the form of a preliminary or permanent injunction upon any breach of Section 8 hereof.

     15. NOTICES. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

          If to Employee:

          Mr. Montgomery Bannerman

          ________________________

          ________________________

           If to the Company:

           Verso Technologies, Inc.
           400 Galleria Parkway, Suite 200
           Atlanta, Georgia 30339
           Attention: Chief Financial Officer

or to such other address(es) as either party may have furnished to the other party in writing in accordance with this Section.

     16. MISCELLANEOUS. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver (i) is agreed to in writing and is signed by Employee and a representative of the Company, its successor or permitted assignee and (ii) has been approved by the Board, its successor or any permitted assignee of the Company. No waiver by either party to this Agreement at any time of breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

     17. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     19. HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of this Agreement.

     20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Georgia.

     21. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, other than the provisions of Section 8 hereof, shall, on the written request of one party served upon the other, be settled by binding arbitration in Fulton County, Georgia in accordance with the commercial arbitration rules then recognized by the

American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements (if any), understandings and arrangements (oral or written) between the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and Employee has executed and delivered this Agreement, all as of the date first written above.

                                        VERSO TECHNOLOGIES, INC.


                                        By: /s/ Juliet M. Reising
                                            ------------------------------------
                                            Its: Executive Vice President and
                                                 Chief Financial Officer

                                         /s/ Montgomery Bannerman
                                        ----------------------------------------
                                        MONTGOMERY BANNERMAN


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